Exhibit 4

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This Seventh Amendment to Credit Agreement (the “Amendment”) is made as of June 15, 2009, by and among MGP Ingredients, Inc., a Kansas corporation (“MGP”), Midwest Grain Pipeline, Inc., a Kansas corporation (“Midwest Grain”), Commerce Bank, N.A., as Agent, Issuing Bank and Swingline Lender under the Credit Agreement referred to below, and the Banks party to the Credit Agreement referred to below.  MGP and Midwest Grain are each referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers.”  The Banks, the Agent, the Issuing Bank and the Swingline Lender are each referred to herein as a “Bank Party” and are collectively referred to herein as the “Bank Parties.”

Preliminary Statements

(a)                                  The Borrowers and the Bank Parties are parties to a Credit Agreement dated as of May 5, 2008, as amended by (i) a First Amendment to Credit Agreement dated as of September 3, 2008, and a letter agreement dated October 31, 2008, (ii) a Second Amendment to Credit Agreement dated as of November 7, 2008, (iii) a Third Amendment to Credit Agreement dated as of December 19, 2008, (iv) a Fourth Amendment to Credit Agreement dated as of February 27, 2009, and a letter agreement dated as of March 11, 2009, (v) a Fifth Amendment to Credit Agreement dated as of March 13, 2009, and (vi) a Sixth Amendment to Credit Agreement dated as of March 26, 2009 (as so amended, the “Credit Agreement”).  Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement.

(b)                                 The Borrowers have requested that the Banks extend the date by which the Borrowers must comply with certain obligations under the Credit Agreement.

(c)                                  The Bank Parties are willing to agree to the foregoing request by the Borrowers, subject, however, to the terms, conditions and agreements set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Extension of Timing Requirement.  Section 6.1(q) of the Credit Agreement is amended to read as follows:

(q)                                 Timing of Certain Transactions.  The Borrowers covenant to the Banks that:  (1) on or before April 1, 2009, the Borrowers shall close on the financing transactions described in the definitions of Permitted Atchison Debt and Permitted Cray Debt in Section 1.1 of this Agreement in amounts and on terms and conditions reasonably satisfactory to the Banks; (2) on or before April 15, 2009, the Borrowers shall close on the financing transactions described in the definition of Permitted ENB Debt in Section 1.1 of this Agreement in an amount and on terms and conditions reasonably satisfactory to the Banks; and (3) on or before July 17, 2009, MGP shall have received at least one of the following (i) a written commitment letter or agreement from a third-party buyer to purchase MGP’s Pekin, Illinois facility for an amount and on terms and conditions reasonably satisfactory to the Banks, (ii) a written commitment letter or agreement by a bank or other institutional lender to provide the Permitted USDA Debt in an amount and on terms and conditions reasonably satisfactory to the Banks, or (iii) written commitment letter(s) or agreement(s) from banks or other institutional lenders to provide the Borrowers adequate financing to repay the Obligations in full, provided that the letters or agreements described in this clause (iii) are satisfactory to the Banks in their sole discretion.

2.                                      No Other Amendments; No Waiver; No Implied Duty.  Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms.  Nothing in this Amendment shall constitute a waiver by any of the Bank Parties of any Default or Event of Default which may exist on the date hereof, and nothing herein shall require any Bank Party to waive any Default or Event of Default which may arise hereafter.  Nothing herein shall act to, or obligate any Person at any time to, release any Lien on any Collateral or limit the scope or amount of the obligations secured thereby.

3.                                      Reaffirmation of Credit Documents.  Each Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank Parties, as a material inducement to the Bank Parties to enter into this Amendment, that: (a) such Borrower has no and in any event waives any defense, claim or right of setoff or recoupment with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or any Bank Party’s actions or inactions in respect of any of the foregoing, and (b) except as otherwise expressly provided in this Amendment, all representations and warranties made by such Borrower in the Credit Agreement or the other Credit Documents to which it is a party are true and complete on the date hereof as if made on the date hereof.

4.                                      Representations and Warranties.  Each Borrower represents and warrants to the Bank Parties as follows:  (a) it is a validly existing corporation and has full corporate power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform any obligations it may have in respect of the foregoing; (b) its execution, delivery and performance of this Amendment and any documents or transactions contemplated hereby do not violate or conflict with, or require any consent under, (1) its organizational documents or any other agreement or document relating to its formation, existence or authority to act, (2) any agreement or instrument by which it or any its properties is bound, (3) any court order, judicial proceeding or any administrative or arbitral order or decree, or (4) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or other Person is necessary for it to enter into this Amendment or any document or transaction contemplated hereby or to perform any of its obligations with respect to any of the foregoing.

5.                                      Release of Bank Parties.  Without limiting any other provision of this Amendment, each Borrower, on behalf of itself and any officers, directors, agents, attorneys, employees, representatives, affiliates, successors and assigns it may have and anyone claiming through or under it (collectively, with respect to all Borrowers, the “Releasing Parties”), hereby releases, remises and acquits each Bank Party, and its officers, directors, agents, attorneys, employees, representatives, affiliates, successors and assigns and anyone claiming through or under it (collectively, with respect to all Bank Parties, the “Released Parties”), from all manners of action, causes of action, claims and demands of every kind and nature whatsoever, whether known or unknown, fixed or contingent, liquidated or unliquidated, as of the date of this Amendment, that any of the Releasing Parties had or may have against any of the Released Parties.

6.                                      Conditions Precedent to Amendment.  Unless and to the extent the Agent waives the benefits of this sentence by giving written notice thereof to the Borrowers, the Bank Parties shall have no duties under this Amendment, nor shall any extensions, waivers or other concessions by the Bank Parties under this Amendment be effective, in each case until the Agent has received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

2

(a)                               Amendment.  This Amendment; and

(b)                               Other.  Such other documents, consents, agreements or other items as the Agent may reasonably request.

7.                                      Joint and Several Liability.  Notwithstanding anything in this Amendment to the contrary, each Borrower’s representations, warranties and covenants under this Amendment (and under the other Credit Documents as amended hereby) shall be the joint and several representations, warranties and covenants of all Borrowers.

8.                                      Expenses.  The Borrowers shall pay the reasonable out-of-pocket legal fees and expenses incurred by the Agent, the Banks and their respective representatives in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein or therein.

9.                                      Governing Law.  This Amendment shall be governed by the same law that governs the Credit Agreement.

10.                               Counterparts; Fax Signatures.  This Amendment may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement.  This Amendment may be validly executed and delivered by fax, e-mail or other electronic means and any such execution or delivery shall be fully effective as if executed and delivered in person.

[signature page(s) to follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

MGP INGREDIENTS, INC.

By	/s/ Timothy W. Nekirk
Name: Timothy W. Newkirk
Title: President & CEO

MIDWEST GRAIN PIPELINE, INC.

By:	By /s/ Timothy W. Nekirk
Name: Timothy W. Newkirk
Title: President

COMMERCE BANK, N.A.,
as Agent, Issuing Bank, Swingline Lender and a Bank

By:	/s/ Crag D. Buckley
Name: Craig D. Buckley
Title: Vice President

BMO CAPITAL MARKETS FINANCING, INC.,
as a Bank

By	/s/ Barry W. Stratton
Name: Barry W. Stratton
Title: Managing Director

NATIONAL CITY BANK,
as a Bank

By:	/s/ Michael Leong
Name: Michael Leong
Title: Vice President

Seventh Amendment to Credit Agreement – Signature Page